Exhibit 99.1

News Release

Date	Feb. 22, 2007
For Release	Upon Receipt
Contact	Media:	Financial Community:
	Joseph Vallarian	Darrin Duda, CFA
	412-232-6848	412-393-1158

DUQUESNE LIGHT HOLDINGS REPORTS FOURTH-QUARTER

AND FULL-YEAR 2006 RESULTS

PITTSBURGH – Duquesne Light Holdings (NYSE: DQE) today reported adjusted earnings from continuing operations (non-GAAP) for 2006 of $54.1 million, or $0.66 per share, compared to

$70.5 million, or $0.91 per share, for 2005. In accordance with generally accepted accounting principles (GAAP), the company reported income from continuing operations for 2006 of $8.7 million, or $0.11 per share, compared to $94.2 million, or $1.21 per share, for 2005.

Adjusted loss from continuing operations (non-GAAP) for the fourth quarter of 2006 was $1.0 million, or $0.01 per share, compared to earnings of $11.9 million, or $0.15 per share, for the fourth quarter of 2005. In accordance with GAAP, the company reported a loss from continuing operations for the fourth quarter of 2006 of $6.7 million, or $0.08 per share, compared to earnings of $8.2 million, or $0.10 per share, for the fourth quarter of 2005.

The results of discontinued operations include DQE Financial’s landfill gas business and the gain on the sale of this business to Blue Wolf Energy Holdings, LLC, effective Dec. 29, 2006. Blue Wolf Energy purchased the business for approximately $102 million, which reflects certain anticipated closing and post-closing adjustments, and resulted in a gain on sale of approximately $30 million. In accordance with GAAP, income from discontinued operations was $46.0 million, or $0.56 per share, for 2006, compared to $20.0 million, or $0.26 per share, for 2005. The segment information for Financial has been restated to exclude the results of the landfill gas business.

Adjusted earnings or loss from continuing operations (non-GAAP), for the quarter and year, reported by business segment, in millions, were as follows:

	Fourth Quarter		Year
	2006	2005	2006	2005
Electricity Delivery	$(8.3)	$5.4	$12.0	$36.5
Electricity Supply	10.5	5.2	33.2	19.0
Energy Solutions	4.9	6.5	19.0	23.5
Financial	0.3	2.3	12.2	11.5
Communications	0.7	0.6	2.5	2.5
All Other	(9.1)	(8.1)	(24.8)	(22.5)

Consolidated	$(1.0)	$11.9	$54.1	$70.5

Reconciliation of GAAP earnings or loss to adjusted earnings or loss for the quarter and year is included in the tables that follow.

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

•

The Electricity Delivery segment was adversely impacted in the fourth quarter of 2006 by an increase in expected future healthcare costs related to our Warwick mine legacy liability, as well as milder winter weather compared to 2005. The above items mentioned, as well as the absence of interest earnings related to the repayment of the $250 million intercompany loan in 2005, impacted year-over-year results.

•

The Electricity Supply segment realized increased year-over-year revenues from Duquesne Light Energy’s sales to large commercial and industrial customers. Margins improved because of a reduction in delivered energy cost.

•	The Energy Solutions segment was impacted by lower earnings from the management of synthetic fuel facilities on a year-over-year basis.

•	The All Other category was adversely impacted by higher interest costs related to increased borrowings on a year-over-year basis.

Pending Merger

On July 5, 2006, Duquesne Light Holdings entered into a definitive merger agreement with a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts (DUET), (“the Macquarie Consortium”). Under the terms of the agreement, the Macquarie Consortium will acquire all of the outstanding common shares of Holdings for $20 per share in cash. Duquesne Light Holdings’ headquarters will remain in Pittsburgh and the companies will maintain Duquesne Light’s longstanding commitment to service, reliability and community involvement.

Duquesne Light Holdings’ shareholders, the company’s Board of Directors, the members of the Macquarie Consortium and the Federal Energy Regulatory Commission (FERC) have approved the transaction. However, it is subject to customary closing conditions and approval of the Pennsylvania Public Utility Commission (PUC). A merger agreement application was filed with the PUC in September 2006.

On Feb. 9, 2007, Duquesne Light Holdings entered into a Joint Petition of Settlement among all parties resolving all issues in the merger agreement application. The settlement agreement has been submitted to the administrative law judge presiding over the merger application. Both the administrative law judge and the PUC can accept, revise or reject the settlement, with the final determination being made by the PUC. While Duquesne Light Holdings cannot predict the ultimate timing or outcome of these proceedings, the companies expect a timeline that will allow for a PUC decision during the second quarter of 2007.

Rate Cases

In November 2006, the PUC approved a distribution rate increase of $117 million in annual operating revenues, which became effective in January 2007. In that ruling, the PUC also approved a Transmission Service Charge mechanism that will allow the company to make an annual “true-up” filing to recover the cost of transmission services it purchases under tariffs regulated by the FERC while ensuring customers do not over or under pay for transmission service.

In September 2006, Duquesne Light filed a transmission rate case with the FERC requesting a rate increase of approximately $27 million related to system upgrades as part of its ongoing infrastructure

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

program, as well as transmission services that the company purchases under tariffs regulated by FERC. An initial order was issued in February 2007, conditionally granting the requested increase, subject to further review by FERC.

Energy Supply Plan (POLR IV)

In January 2007, Duquesne Light Company filed a petition with the PUC requesting approval of a plan that will supply a secure source of electricity from 2008 through 2010 for customers who do not choose a generation supplier (POLR IV). This default-service plan, which is intended to provide a bridge to the time when generation rate caps will expire for most other major electricity distribution companies in the state, seeks approval of the following elements: fixed-price generation service for residential customers through 2010; fixed-price generation service for small commercial and industrial customers over the same period that will be adjusted annually, in 2009 and 2010, to reflect changes, up or down, in market prices; and continuation of hourly pricing as the default service for large commercial and industrial customers. The filing seeks approval of the petition by July 1, 2007, which will allow Duquesne Light time to communicate with customers and its supplier, so that acquisition of energy, capacity and other services can be completed.

Reconciliation of Adjusted Earnings and Reported Income

Adjusted earnings is a non-GAAP measure that adjusts reported income for special items and one-time charges or credits. Management uses adjusted earnings (non-GAAP) internally to evaluate the company’s performance and manage its operations. The company believes that this non-GAAP financial measure provides a consistent and comparable measure to help shareholders better understand and evaluate operating results and performance trends.

The tables that follow provide a reconciliation of adjusted earnings or loss (non-GAAP) to reported income or loss from continuing operations (GAAP), by business segment, for the years of 2006 and 2005.

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	2006
(all amounts in millions)	Elec. Delivery	Elec. Supply	Energy Solutions	Financial	Comm.	All Other	Total
Adjusted Earnings (Loss) – Non-GAAP	$12.0	$33.2	$19.0	$12.2	$2.5	$(24.8)	$54.1

Items excluded from adjusted earnings:
State tax settlement	(16.1)						(16.1)
Change in fair value of derivative energy contracts		(19.7)					(19.7)
Sale of an energy facility management project			1.5				1.5
Estimated tax credit phase-out impact				(4.8)			(4.8)
Sale of a limited partnership investment				4.5			4.5
Merger-related costs						(7.9)	(7.9)
Other income tax adjustments, net						(2.9)	(2.9)

Total items excluded from adjusted earnings	(16.1)	(19.7)	1.5	(0.3)	0.0	(10.8)	(45.4)

Reported Income (Loss) – GAAP	$(4.1)	$13.5	$20.5	$11.9	$2.5	$(35.6)	$8.7

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	2005
(all amounts in millions)	Elec. Delivery	Elec. Supply	Energy Solutions	Financial	Comm.	All Other	Total
Adjusted Earnings (Loss) – Non-GAAP	$36.5	$19.0	$23.5	$11.5	$2.5	$(22.5)	$70.5

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		9.4					9.4
Sales of energy facility management projects			19.4				19.4
Energy facility management charges			(6.7)				(6.7)
Sale of an investment in a leveraged lease				(0.8)			(0.8)
Settlement of interest rate lock arrangement						2.4	2.4

Total items excluded from adjusted earnings	0.0	9.4	12.7	(0.8)	0.0	2.4	23.7

Reported Income (Loss) – GAAP	$36.5	$28.4	$36.2	$10.7	$2.5	$(20.1)	$94.2

The table that follows provides a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), in per share amounts, for the years of 2006 and 2005.

Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share, unless noted)
	Twelve Months Ended Dec. 31,
	2006	2005
Adjusted Earnings – Non-GAAP	$0.66	$0.91

Items excluded from adjusted earnings:
State tax settlement (Electricity Delivery segment)	(0.20)
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.24)	0.12
Estimated tax credit phase-out impact (Financial segment)	(0.06)
Sale of a limited partnership investment (Financial segment)	0.06
Merger-related costs (All Other category)	(0.10)
Other income tax adjustments, net (All Other category)	(0.03)
Sales of energy facility management projects (Energy Solutions segment)	0.02	0.25
Energy facility management project charges (Energy Solutions segment)		(0.09)
Sale of an investment in a leveraged lease (Financial segment)		(0.01)
Settlement of interest rate lock arrangement (All Other category)		0.03

Total items excluded from adjusted earnings	(0.55)	0.30

Reported Income – GAAP	$0.11	$1.21

Average Number of Common Shares Outstanding (in millions)	82.0	77.7

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

The tables that follow provide a reconciliation of adjusted earnings or loss (non-GAAP) to reported income or loss from continuing operations (GAAP), by business segment, for the fourth quarters of 2006 and 2005.

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	4th Quarter 2006
(all amounts in millions)	Elec. Delivery	Elec. Supply	Energy Solutions	Financial	Comm.	All Other	Total
Adjusted Earnings (Loss) – Non-GAAP	$(8.3)	$10.5	$4.9	$0.3	$0.7	$(9.1)	$(1.0)

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		(8.6)					(8.6)
Estimated tax credit phase-out impact				3.3			3.3
Sale of a limited partnership investment				4.5			4.5
Merger-related costs						(4.9)	(4.9)

Total items excluded from adjusted earnings	0.0	(8.6)	0.0	7.8	0.0	(4.9)	(5.7)

Reported Income (Loss) – GAAP	$(8.3)	$1.9	$4.9	$8.1	$0.7	$(14.0)	$(6.7)

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	4th Quarter 2005
(all amounts in millions)	Elec. Delivery	Elec. Supply	Energy Solutions	Financial	Comm.	All Other	Total
Adjusted Earnings (Loss) – Non-GAAP	$5.4	$5.2	$6.5	$2.3	$0.6	$(8.1)	$11.9

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		(3.7)					(3.7)

Total items excluded from adjusted earnings	0.0	(3.7)	0.0	0.0	0.0	0.0	(3.7)

Reported Income (Loss) – GAAP	$5.4	$1.5	$6.5	$2.3	$0.6	$(8.1)	$8.2

The table that follows provides a reconciliation of adjusted earnings or loss (non-GAAP) to reported income or loss from continuing operations (GAAP), in per share amounts, for the fourth quarters of 2006 and 2005.

Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share, unless noted)
	Three Months Ended Dec. 31,
	2006	2005
Adjusted Earnings (Loss) – Non-GAAP	$(0.01)	$0.15

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.10)	(0.05)
Estimated tax credit phase-out impact (Financial segment)	0.04
Sale of a limited partnership investment (Financial segment)	0.05
Merger-related costs (All Other category)	(0.06)

Total items excluded from adjusted earnings	(0.07)	(0.05)

Reported Income (Loss) – GAAP	$(0.08)	$0.10

Average Number of Common Shares Outstanding (in millions)	87.6	78.0

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

Internet Broadcast

A live Internet broadcast of management’s presentation to members of the financial community is scheduled for 11 a.m., EST, today. The broadcast can be accessed through the company’s website (www.duquesnelightholdings.com). Once on the homepage, just click “Internet Broadcast of Management Presentation” to access. A replay of the presentation will be made available on the company’s website through March 8. Please refer to the company’s 10-K for additional details regarding fourth-quarter and full-year 2006 results.

About the Company

Duquesne Light Holdings is comprised of an electric-utility company and several affiliate companies that complement the core business. Duquesne Light Company, its principal subsidiary, is a leader in the transmission and distribution of electric energy, offering superior customer service and reliability to more than half a million customers in southwestern Pennsylvania.

The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below. Cash flow, earnings, earnings growth, capitalization, capital expenditures and dividends will depend on the performance of Holdings’ subsidiaries, and board policy. Demand for and pricing of electricity, changing market conditions, and weather conditions could affect earnings levels. Earnings will be affected by the number of customers who choose to receive electric generation through Duquesne Light’s provider-of-last-resort service (POLR), by our ability to negotiate appropriate terms with suitable generation suppliers, by the performance of these suppliers, and by changes in market value of energy commodity products under contract. Projected POLR supply requirements will depend on POLR customer retention, which in turn may depend on market generation prices, as well as the marketing efforts of competing generation suppliers. Transmission rate base and earnings will depend on the ultimate outcome of our transmission rate case, which in turn is subject to final Federal Energy Regulatory Commission (FERC) review and approval. Earnings will also be affected by rate base, equity and allowed return levels. Regional transmission organization rules and FERC-mandated transmission charges could affect earnings. Changes in electric energy prices could affect earnings as the fair value of our energy commodity contracts fluctuates. Changes in Keystone and/or Conemaugh power plant operations could affect Duquesne Generation’s earnings. Earnings and cash flows may be affected by the ultimate timing of the merger closing, which in turn depends on the receipt of PUC approval. The credit ratings received from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity. Changes in synthetic fuel plant operations could affect Duquesne Energy Solutions’ earnings. Earnings with respect to synthetic fuel operations and affordable housing investments will depend, in part, on the continued availability of, and compliance with the requirements for, applicable federal tax credits. The availability of synthetic fuel gas tax credits depends in part on the average wellhead price per barrel of domestic crude oil. Demand for dark fiber will affect DQE Communications’ earnings. Financial results and position could be affected by changes in pronouncements periodically issued by accounting standard-setting bodies. Overall performance by Holdings and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in Holdings’ SEC filings made to date.

Duquesne Light Holdings Reports Fourth-Quarter and Full-Year 2006 Results

Statements of Income (Unaudited)

	(All Amounts in Millions, Except Per Share Amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Operating Revenues:
Retail sales of electricity	$193.1	$179.0	$805.0	$772.6
Other	27.1	22.2	97.2	99.3

Total Operating Revenues	220.2	201.2	902.2	871.9

Operating Expenses:
Purchased power	111.2	94.7	435.9	366.8
Other operating and maintenance	63.2	53.3	213.6	211.0
Depreciation and amortization	21.0	19.7	80.7	75.8
Taxes other than income taxes	11.4	12.3	67.3	53.5
Other	2.7	(9.3)	5.4	(9.3)

Total Operating Expenses	209.5	170.7	802.9	697.8

Operating Income	10.7	30.5	99.3	174.1
Investment and Other (Loss) Income	(2.1)	(0.2)	1.0	29.5
Interest and Other Charges	(21.2)	(16.9)	(76.7)	(62.5)

(Loss) Income from Continuing Operations Before Income Taxes and Limited Partners’ Interest	(12.6)	13.4	23.6	141.1
Income Tax Benefit (Expense)	5.0	(7.7)	(23.4)	(57.0)
Benefit from Limited Partners’ Interest	0.9	2.5	8.5	10.1

(Loss) Income from Continuing Operations	(6.7)	8.2	8.7	94.2
Income from Discontinued Operations – Net	34.9	5.9	46.0	20.0

Earnings Available for Common Stock	$28.2	$14.1	$54.7	$114.2

Average Number of Common Shares Outstanding	87.6	78.0	82.0	77.7

Basic Earnings Per Share of Common Stock:
(Loss) Earnings from Continuing Operations	$(0.08)	$0.10	$0.11	$1.21
Earnings from Discontinued Operations	0.40	0.08	0.56	0.26

Basic Earnings Per Share of Common Stock	$0.32	$0.18	$0.67	$1.47

Dividends Declared Per Share of Common Stock	$0.25	$0.25	$1.00	$1.00